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Coopers                                                               EXHIBIT 23
& Lybrand

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                      -----


We consent to the incorporation by reference in the registration statements of Isomedix Inc. and Subsidiaries on Form S-3 (File Nos. 33-52474, 33-40342) and on Form S-8 (File Nos. 2-87989, 2-87990, 33-41016, 33-48812, 33-73128) of our
report dated February 16, 1996 on our audits of the consolidated financial statements and financial statement schedules of Isomedix Inc. and Subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.


Parsippany, New Jersey
March 29, 1996

                                                    /s/ Coopers & Lybrand L.L.P.